                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Royal Appliance Mfg. Co. on Form S-8 (File No. 33-44802) of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Royal Appliance Mfg. Co. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports is included in this Annual Report on Form 10-K.

                                            Coopers & Lybrand L.L.P.

Cleveland, Ohio
March 16, 1998